                                                                   Exhibit 3-122

--------------------------------------------------------------------------------

                                    EXHIBIT A

                          CERTIFICATE OF INCORPORATION
                                       of
                       GERIATRIC & MEDICAL COMPANIES, INC.


   FIRST:    The name of the Corporation is GERIATRIC & MEDICAL COMPANIES, INC.

   SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.

   The name of its registered agent at such address is The Corporation Trust Company.

   THIRD: The nature of the business or purposes to be conducted or promoted are: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

   FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 5,000 shares of common stock, no par value.

   FIFTH: The Board of Directors of the Corporation shall have the right to adopt, amend and repeal the Bylaws of the Corporation. Election of directors need not be by written ballot.